UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1188 East Arques Avenue, Sunnyvale CA	94085-4602
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

On May 25, 2005, PalmSource, Inc. (“PalmSource”) filed a Current Report on Form 8-K to disclose that it had entered into certain material definitive agreements with Palm, Inc. (formerly, palmOne, Inc.), including the Second Amended and Restated Software License Agreement (the “SARSLA”) by and between the PalmSource, PalmSource Overseas Limited, a company organized and existing under the laws of the Cayman Islands, palmOne, Inc. and palmOne Ireland Investment, a company organized and existing under the laws of The Republic of Ireland, dated as of May 23, 2005, amending and restating the prior agreement between the parties, and an Amended and Restated Trademark License Agreement (the “Trademark Agreement”), also dated as of May 23, 2005, amending and restating the prior Trademark License Agreement between PalmSource and Palm Trademark Holding Company LLC.

This Amendment No. 1 to the Form 8-K is being filed solely to amend the prior filing to include the SARSLA and the Trademark Agreement as Exhibits 99.3 and 99.4 thereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1(1) Press Release dated May 24, 2005.

99.2(1) Purchase Agreement dated May 23, 2005, by and among PalmSource, Inc., palmOne, Inc. and Palm Trademark Holding Company LLC.

99.3* Second Amended and Restated Software License Agreement by and between PalmSource, Inc., PalmSource Overseas Limited, palmOne, Inc. and palmOne Ireland Investment, dated as of May 23, 2005.

99.4 Amended and Restated Trademark License Agreement by and between PalmSource, Inc. and Palm Trademark Holding Company LLC., dated as of May 23, 2005.

(1)	Previously filed.
*	Confidential treatment has been requested on portions of this exhibit, which portions have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: August 15, 2005	By:	/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1(1)	Press Release dated May 24, 2005.

99.2(1)	Purchase Agreement dated May 23, 2005, by and among PalmSource, Inc., palmOne, Inc. and Palm Trademark Holding Company LLC.

99.3*	Second Amended and Restated Software License Agreement by and between PalmSource, Inc., PalmSource Overseas Limited, palmOne, Inc. and palmOne Ireland Investment, dated as of May 23, 2005.

99.4	Amended and Restated Trademark License Agreement by and between PalmSource, Inc. and Palm Trademark Holding Company LLC., dated as of May 23, 2005.

(1)	Previously filed.
*	Confidential treatment has been requested on portions of this exhibit, which portions have been filed separately with the SEC.